UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2004

Optelecom, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware	52-1010850
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, MD, 20874
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (301) 444-2200

Item 5.

On February 23, 2004, Robert Urso was elected to the Board of Directors of the Company for a term that expires on the date of the Annual Stockholders Meeting in 2006. Mr. Urso will also serve as a member of the Audit Committee of the Company.

Mr. Urso, 48, currently is employed as president and CEO of KEI Pearson, a subsidiary of Pearson PLC (NYSE: PSO).  Prior to joining KEI, Mr. Urso served as a Division President with L-3 Communications, Inc. where he led two divisions totaling $280M in annual sales in the Federal, State, and local government technology services markets. His career has included senior executive and general management positions with DynCorp (now CSC); Analysis & Technology, Inc. (now Anteon); and General Physics Corporation. He served as an officer in the U.S. Navy Submarine Force.

A graduate of the University of Idaho, Mr. Urso holds a Master of Science in Management from the Rensselaer Polytechnic Institute.  He also taught at the National Defense University in Washington, D.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

OPTELECOM, INC.

Date: February 25, 2004	By	/s/ EDMUND LUDWIG
Edmund Ludwig
Director and President and CEO

Date: February 25, 2004	By	/s/ JAMES ARMSTRONG
James Armstrong
Director and Chief Financial Officer